SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2003

COMPUTER TASK GROUP, INCORPORATED
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-9410 (Commission File Number)	16-0912632 (IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (716) 882-8000

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

            The Registrant announced that effective October 31, 2003, it has renewed its agreement with International Business Machines Corporation ("IBM") for providing technical services, customer care services and deskside support services (as described under the heading "Management's Discussion and Analysis" in the Registrant's Form 10-Q Report for the period ended September 30, 2003). IBM has the right to extend the contract for up to three additional one year terms.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED
(Registrant)
Date: December 23, 2003	By: /s/ Peter P. Radetich
Name: Peter P. Radetich
Title: Vice President & Secretary